CALCULATION EXHIBIT FOR ENTERPRISE EXECUTIVE ADVANTAGE

ASSUMPTIONS:

UNISEX, ISSUE AGE 50, PREFERRED NONSMOKER
FACE AMOUNT OF 1,000,000.00
CASH VALUE ACCUMULATION TEST, INCREASING DB OPTION, ENHANCED NSP CORRIDOR PLANNED ANNUAL PREMIUM OF 50,000.00
USING CURRENT CHARGES, 6.00% GROSS INTEREST RATE

THE FOLLOWING IS A DETAILED REPRESENTATION OF THE MONTHLY PROCESSING DURING POLICY YEAR 5:

               BEGINNING                                     COST    MORTALITY&               END
               OF MONTH     GROSS                             OF      EXPENSE      NET      OF MONTH            OUTSTANDING
POLICY  POLICY   CASH      PREMIUM  PREMIUM  ADMIN  RIDER  INSURANCE    RISK    INVESTMENT    CASH    SURRENDER    LOAN
YEAR    MONTH    VALUE      PAID     LOAD    CHARGE CHARGE  CHARGE     CHARGE    EARNIGS     VALUE     CHARGE     BALANCE
  5        1   191,022.80 50,000.00 5,000.00  5.50   0.00   442.57    147.23     1,015.37  236,442.87   0.00       0.00
  5        2   236,442.87      0.00     0.00  5.50   0.00   442.77    147.50     1,017.18  236,864.28   0.00       0.00
  5        3   236,864.28      0.00     0.00  5.50   0.00   442.96    147.76     1,018.99  237,287.05   0.00       0.00
  5        4   237,287.05      0.00     0.00  5.50   0.00   443.16    148.02     1,020.82  237,711.18   0.00       0.00
  5        5   237,711.18      0.00     0.00  5.50   0.00   443.36    148.29     1,022.64  238,136.68   0.00       0.00
  5        6   238,136.68      0.00     0.00  5.50   0.00   443.55    148.55     1,024.48  238,563.55   0.00       0.00
  5        7   238,563.55      0.00     0.00  5.50   0.00   443.75    148.82     1,026.32  238,991.79   0.00       0.00
  5        8   238,991.79      0.00     0.00  5.50   0.00   443.95    149.09     1,028.16  239,421.42   0.00       0.00
  5        9   239,421.42      0.00     0.00  5.50   0.00   444.15    149.36     1,030.01  239,852.42   0.00       0.00
  5       10   239,852.42      0.00     0.00  5.50   0.00   444.34    149.63     1,031.87  240,284.82   0.00       0.00
  5       11   240,284.82      0.00     0.00  5.50   0.00   444.54    149.90     1,033.73  240,718.62   0.00       0.00
  5       12   240,718.62      0.00     0.00  5.50   0.00   444.74    150.17     1,035.60  241,153.81   0.00       0.00

           END         END
        OF MONTH     OF MONTH
POLICY  CASH SURR     DEATH
YEAR      VALUE      BENEFIT
  5     236,442.87 1,236,442.87
  5     236,864.28 1,236,864.28
  5     237,287.05 1,237,287.05
  5     237,711.18 1,237,711.18
  5     238,136.68 1,238,136.68
  5     238,563.55 1,238,563.55
  5     238,991.79 1,238,991.79
  5     239,421.42 1,239,421.42
  5     239,852.42 1,239,852.42
  5     240,284.82 1,240,284.82
  5     240,718.62 1,240,718.62
  5     241,153.81 1,241,153.81

THE FOLLOWING IS A DESCRIPTION OF EACH COLUMN OF THE DETAILED REPRESENTATION:

POLICY YEAR

The policy year is assumed to be 5, as described above.

POLICY MONTH

The policy month ranges from 1 through 12, to describe the monthly processing that occurs throughout the policy year.

BEGINNING OF MONTH CASH VALUE

The beginning of month cash value (BOM CV) in each current month is equal to the end of month cash value from each previous month. This demonstration assumes that the cash value is comprised of variable account cash value only; no fixed account cash value or loan account cash value are present.

GROSS PREMIUM PAID

The gross premium paid is the planned ANNUAL premium of 50,000.00 as described above.

PREMIUM LOAD

The premium load is the sum of the sales charge and premium tax as described in the Transaction Fees table. For year 5, this sum is 10.00% of gross premium paid up to target premium, and 3.00% of gross premium paid in excess of target premium. With a target premium of 55,301.76 in year 5 month 1, the premium load is therefore 10.00% x 50,000.00 + 3.00% x 0.00 = 5,000.000.

ADMIN CHARGE

The admin charge is the sum of the Policy Fee and the Administrative Charge (per 1000) multiplied by the face amount divided by 1000 as described in the Periodic Fees table (although the Administrative Charge (per 1000) listed in the Periodic Fees table is rounded to 2 places, whereas the exact charge is used here). In year 5, this sum is therefore 5.50 + (0.000 x 1,000,000.00 / 1,000) = 5.50.

RIDER CHARGE

The rider charge is the sum of all of the charges for riders present, except for the Waiver of Monthly Deduction Rider (WMD). The WMD is calculated after the Cost of Insurance Charge because it uses that charge in its calculation. This illustration assumes no riders (including WMD) are present; the rider charge (as well as WMD charge) is therefore 0.00. A list of available riders can be found in the Rider Fees Table.

COST OF INSURANCE CHARGE

The cost of insurance (COI) charge is the product of the monthly COI rate and the net amount at risk (NAR). The NAR is the difference between the death benefit (DB) and the cash value (floored at 0), both at the time that the NAR is calculated. There are 12 different DB options:

   (Enh = Enhanced, ROP = Return Of Premiums)

   level DB        guideline premium test,      IRS corridor:  DB = Max (face amount         , cash value x       IRS Corridor
    option,                                                                                                            Factor)
   level DB        guideline premium test,      Enh corridor:  DB = Max (face amount         , cash value x       Enh Corridor
    option,                                                                                                            Factor)
 increasing        guideline premium test,      IRS corridor:  DB = Max (face amount + cash  , cash value x       IRS Corridor
 DB option,                                                         value (floored at 0)                               Factor)
 increasing        guideline premium test,      Enh corridor:  DB = Max (face amount + cash  , cash value x       Enh Corridor
 DB option,                                                         value (floored at 0)                               Factor)
level + ROP        guideline premium test,      IRS corridor:  DB = Max (face amount + ROP   , cash value x       IRS Corridor
 DB option,                                                                                                            Factor)
level + ROP        guideline premium test,      Enh corridor:  DB = Max (face amount + ROP   , cash value x       Enh Corridor
 DB option,                                                                                                            Factor)
   level DB  cash value accumulation test,      NSP corridor:  DB = Max (face amount         , cash value x       NSP Corridor
    option,                                                                                                            Factor)
   level DB  cash value accumulation test,  Enh NSP corridor:  DB = Max (face amount         , cash value x   Enh NSP Corridor
    option,                                                                                                            Factor)
 increasing  cash value accumulation test,      NSP corridor:  DB = Max (face amount + cash  , cash value x       NSP Corridor
 DB option,                                                         value (floored at 0)                               Factor)
 increasing  cash value accumulation test,  Enh NSP corridor:  DB = Max (face amount + cash  , cash value x   Enh NSP Corridor
 DB option,                                                         value (floored at 0)                               Factor)
level + ROP  cash value accumulation test,      NSP corridor:  DB = Max (face amount + ROP   , cash value x       NSP Corridor
 DB option,                                                                                                            Factor)
level + ROP  cash value accumulation test,  Enh NSP corridor:  DB = Max (face amount + ROP   , cash value x   Enh NSP Corridor
 DB option,                                                                                                            Factor)

At the time that the NAR is calculated, the face amount is comprised of those attributable to the base policy and the Adjustable Term Insurance Rider if the rider face amount is included with the base face when determining the corridor death benefit. It is divided by a monthly discount factor which is calculated based upon the guaranteed interest rate. The guaranteed interest rate is 4.00%, so the monthly discount factor is calculated as follows:

  monthly discount factor = (1 + guaranteed interest rate) ^ (1/12) monthly discount factor = (1 + 4.00%) ^ (1/12)
  monthly discount factor = 1.0032737397822

The NAR is:

                    NAR  =   death benefit - Max (0, cash value)

and finally the COI charge is:
             COI charge  =   [monthly COI rate / (1 - monthly COI rate)] x NAR


For example, in year 5 month 1, we have the following:

increasing DB option, cash value accumulation test, Enh NSP corridor

            face amount  =   1,000,000.00
             cash value  =   BOM CV + Gross Premium Paid - Premium Load -
                             Admin Charge - Rider Charge
             cash value  =   191,022.80399756 + 50,000.00 - 5,000.000 - 5.50 -
                             0.00
             cash value  =   236,017.30399756
       Enh NSP Corridor  =   2.58
                 Factor
monthly discount factor  =   1.0032737397822
       monthly COI rate  =   0.0004442

                     DB  =   Max ((face amount + cash value) / monthly
                             discount factor, cash value x Enh NSP Corridor
                             Factor)
                     DB  =   Max ((1,000,000.00 + 236,017.30399756) /
                             1.0032737397822, 236,017.30399756 x 2.58)
                     DB  =   Max (1,231,984.10861016, 608,166.33)
                     DB  =   1,231,984.10861016

                    NAR  =   DB - Max (0, cash value)
                    NAR  =   1,231,984.10861016 - Max (0, 236,017.30399756)
                    NAR  =   1,231,984.10861016 - 236,017.30399756
                    NAR  =   995,966.80461261

             COI charge  =   [monthly COI rate / (1 - monthly COI rate)] x NAR
             COI charge  =   [0.0004442 / (1 - 0.0004442)] x 995,966.80461261
             COI charge  =   442.57183137

MORTALITY & EXPENSE RISK CHARGE

The mortality & expense (M&E) risk charge is a percentage of the sum of the variable account cash value and the loan account cash value at the time that the charge is deducted. This demonstration assumes that all cash value is comprised of variable account cash value only. The annual percentages are described in the Periodic Fees table. The monthly percentages are 1/12th of the annual percentages. For example, in year 5 month 1, the percentage is 0.75% and the cash value at the time that the charge is deducted is:

  Cash Value =  BOM CV + Gross Premium Paid - Premium Load - Admin Charge -
                Rider Charge - Cost Of Insurance Charge
  Cash Value =  191,022.80399756 + 50,000.00 - 5,000.000 - 5.50 - 0.00 -
                442.57183137
  Cash Value =  235,574.73216619

The mortality & expense risk charge is therefore 0.75%/12 x 235,574.73216619 = 147.23420760.

NET INVESTMENT EARNINGS

The net investment earnings represent the policy performance of the cash value. The cash value is actually tracked separately for each sub-account that has invested cash value, as well as for a loan fund if any loan balance is present. This demonstration assumes fund performance across all funds to average a gross annual interest rate of 6.00% and an investment management fee of 0.66%.

To calculate the annual net interest rate (used to calculate the net investment earnings), given the annual gross interest rate and the investment management fee, we use the following:

   annual net interest rate = ROUND{([ {(1+I)^(1/365)} x {1-(IMF/365)} ] ^ 365)
   - 1, 4}

       where:

         I =   annual gross interest rate
       IMF =   investment management fee

For I = 6.00% and IMF = 0.66%, we have:

   annual net interest rate = ROUND{([ {(1+I)^(1/365)} x {1-(IMF/365)} ] ^ 365)
   - 1, 4}
   annual net interest rate = ROUND{([ {(1+6.00%)^(1/365)} x {1-(0.66%/365)} ] ^
   365) - 1, 4}
   annual net interest rate = ROUND{([ {(1.06)^(1/365)} x {1-0.00001808} ] ^
   365) - 1, 4}
   annual net interest rate = ROUND{([ 1.00015965 x 0.99998192 ] ^ 365) - 1, 4}
   annual net interest rate = ROUND{(1.00014157 ^ 365) - 1, 4} annual net interest rate = ROUND{(1.05302697 - 1, 4} annual net interest rate = ROUND{0.05302697, 4} annual net interest rate = 0.0530 which expressed as a percentage is 5.30%.

To calculate the net investment earnings for the month, we calculate the product of the cash value at the time the net investment earnings is calculated and the monthly net interest rate.

The cash value at the time the net investment earnings is calculated is:

       cash value = BOM CV + Gross Premium Paid - Premium Load - Admin Charge - Rider Charge - COI Charge - M&E Risk Charge

The monthly net interest rate is not simply 1/12th of the annual net interest rate, but rather we use a compound formula to solve:

   monthly net interest rate = [(1 + annual net interest rate) ^ (1/12)] - 1 monthly net interest rate = [(1 + 0.0530) ^ (1/12)] - 1
   monthly net interest rate = [1.0530 ^ (1/12)] - 1
   monthly net interest rate = 1.0043129 - 1
   monthly net interest rate = 0.0043129

For example, in year 5 month 1, we have the following:

       cash value = BOM CV + Gross Premium Paid - Premium Load - Admin Charge - Rider Charge - COI Charge - M&E Risk
       Charge
       cash value = 191,022.80399756 + 50,000.00 - 5,000.000 - 5.50 - 0.00 - 442.57183137 - 147.23420760
       cash value = 235,427.49795858

   net investment earnings = cash value x monthly net interest rate net investment earnings = 235,427.49795858 x 0.0043129 net investment earnings = 1,015.36973748

END OF MONTH CASH VALUE
The end of month cash value (EOM CV) is simply:

  EOM CV  =  BOM CV + Gross Premium Paid - Premium Load - Admin Charge -
             Rider Charge - COI Charge - M&E Risk Charge + Net Investment
             Earnings

In year 5 month 1, we have:

  EOM CV  =  BOM CV + Gross Premium Paid - Premium Load - Admin Charge -
             Rider Charge - COI Charge - M&E Risk Charge + Net Investment
             Earnings
  EOM CV  =  191,022.80399756 + 50,000.00 - 5,000.000 - 5.50 - 0.00 -
             442.57183137 - 147.23420760 + 1,015.36973748
  EOM CV  =  236,442.86769607

SURRENDER CHARGE

No surrender charge exists. However, upon a mid-policy month surrender, the policyholder receives the unearned portion of the COI charge in addition to the fund value:

  COIRefund  =   BeginningOfMonthCOICharge x ( 1 - ( # days since
                 monthiversary / # days in policy month) )

If the policy is surrendered in the first or second year, the policyholder will also receive a refund of all but 2% of the actual premium load deducted during the first year (including all payments prior to the first anniversary). This refund is available only on total surrender and not upon a 1035 exchange. This refund is currently equal to 8% of premium paid in the first year up to target and 1% of premium paid in the first year above target. This refund is based on target premium in the first policy year (which may be different than target premium at time of surrender). After the second year no refund will be made.

If the Enhanced Surrender Value Rider is attached to the policy, the return of sales load provision described above will not apply. Instead, if the policy is surrendered within seven years after the Date of Policy, in addition to any Net Cash Value, we will refund part of the cumulative Expense Charge paid under the Policy and part of the cost of term insurance charges deducted in the current Policy Year, as shown below. However, we will not pay this refund if the full cash withdrawal is related to a 1035 exchange.

                                 Portion of              Portion of
       Policy Year of        Cumulative Expense   Cost of Insurance Charges
     Full Cash Withdrawal  Charge to be Refunded*     to be Refunded**
                   1                 100%                     75%
                   2                  90%                     50%
                   3                  75%                     25%
                   4                  60%                   None
                   5                  45%                   None
                   6                  30%                   None
                   7                  15%                   None
         8 and later                None                    None

* The percent shown is applied to the cumulative expense charge exclusive of the charge for this Rider.

** The percent shown is applied to the cost of insurance (base plan and term rider) charges deducted during the Policy Year in which the full cash withdrawal occurs.

The amount of this refund is not available for policy loans or partial cash withdrawals and has no effect on the determination of the grace period described in the Policy.

In year 5 month 1, the surrender charge is 0.00000.

OUTSTANDING LOAN BALANCE

The outstanding loan balance represents the amount of cash value loaned, including loan charged interest as described in the Periodic Fees table. This illustration assumes no loans have been taken; the outstanding loan balance is therefore 0.00.

END OF MONTH NET CASH VALUE

The end of month net cash value (EOM NCV) is the end of month cash value net of surrender charge and outstanding loan balance. That is:

   EOM NCV = EOM CV - surrender charge - outstanding loan balance

In year 5 month 1, we have:

   EOM NCV = EOM CV - surrender charge - outstanding loan balance
   EOM NCV = 236,442.86769607 - 0.00000 - 0.00
   EOM NCV = 236,442.86769607

END OF MONTH DEATH BENEFIT

The end of month death benefit (EOM DB) is calculated based upon the DB option. The DB options are as follows:

   (Enh = Enhanced, ROP = Return Of Premiums)

   level DB        guideline premium test,      IRS corridor:  DB = Max (face amount         , cash value x       IRS Corridor
    option,                                                                                                            Factor)
   level DB        guideline premium test,      Enh corridor:  DB = Max (face amount         , cash value x       Enh Corridor
    option,                                                                                                            Factor)
 increasing        guideline premium test,      IRS corridor:  DB = Max (face amount + cash  , cash value x       IRS Corridor
 DB option,                                                         value (floored at 0)                               Factor)
 increasing        guideline premium test,      Enh corridor:  DB = Max (face amount + cash  , cash value x       Enh Corridor
 DB option,                                                         value (floored at 0)                               Factor)
level + ROP        guideline premium test,      IRS corridor:  DB = Max (face amount + ROP   , cash value x       IRS Corridor
 DB option,                                                                                                            Factor)
level + ROP        guideline premium test,      Enh corridor:  DB = Max (face amount + ROP   , cash value x       Enh Corridor
 DB option,                                                                                                            Factor)
   level DB  cash value accumulation test,      NSP corridor:  DB = Max (face amount         , cash value x       NSP Corridor
    option,                                                                                                            Factor)
   level DB  cash value accumulation test,  Enh NSP corridor:  DB = Max (face amount         , cash value x   Enh NSP Corridor
    option,                                                                                                            Factor)
 increasing  cash value accumulation test,      NSP corridor:  DB = Max (face amount + cash  , cash value x       NSP Corridor
 DB option,                                                         value (floored at 0)                               Factor)
 increasing  cash value accumulation test,  Enh NSP corridor:  DB = Max (face amount + cash  , cash value x   Enh NSP Corridor
 DB option,                                                         value (floored at 0)                               Factor)
level + ROP  cash value accumulation test,      NSP corridor:  DB = Max (face amount + ROP   , cash value x       NSP Corridor
 DB option,                                                                                                            Factor)
level + ROP  cash value accumulation test,  Enh NSP corridor:  DB = Max (face amount + ROP   , cash value x   Enh NSP Corridor
 DB option,                                                                                                            Factor)


The face amount is the same as that used to calculate the NAR in the COI charge.

If the Adjustable Term Insurance Rider is present and the rider face amount is excluded from the base face when determining the corridor death benefit, the face amount attributable to that rider is added to the DB.

The DB is actually the gross DB, before the reduction of any outstanding loan balance. The EOM DB is therefore:

                   EOM DB     =      DB - outstanding loan balance

In year 5 month 1, we have:

   increasing DB option, cash value accumulation test, Enh NSP Corridor
              face amount     =      1,000,000.00
      cash value = EOM CV     =      236,442.86769607
  Enh NSP Corridor Factor     =      2.58

                       DB     =      Max ((face amount + cash value), cash
                                     value x Enh NSP Corridor Factor)
                       DB     =      Max ((1,000,000.00 + 236,442.86769607),
                                     236,442.86769607 x 2.58)
                       DB     =      Max (1,236,442.86769607,
                                     609,262.91812406)
                       DB     =      1,236,442.87

                   EOM DB     =      DB - outstanding loan balance
                   EOM DB     =      1,236,442.87 - 0.00
                   EOM DB     =      1,236,442.87